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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 11, 2004

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                               000-30045                            38-3518829
(State or other jurisdiction             (Commission File Number)                    (IRS Employer
      of incorporation)                                                           Identification No.)


   2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                                           (313)-567-4348
    (Address of principal                                                   (Registrant's telephone number,
     executive offices)                                                          including area code)



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

On May 7, 2004 Catuity received notice from the Nasdaq stock market that its daily minimum bid price had fallen, and remained, below $1.00 for 30 consecutive business days. As a result, Catuity is out of compliance with Nasdaq's $1.00 minimum bid price for continued inclusion.

In accordance with Section 4310 of the Nasdaq Marketplace Rules, Catuity has 180 calendar days from its May 7, 2004 notification date to achieve compliance.

The Company will seek to regain compliance within the 180 day period, but has not made a final determination as to what specific action(s) it will take in order to do so. No assurance can be given that compliance will in fact be regained. Catuity intends to announce its updated strategy plans at its Annual Shareholder Meeting to be held at 9:30 AM on Thursday May 13, 2004 in Sydney Australia (7:30 PM on Wednesday May 12, 2004 EDT in the United States). The Company may also consider a reverse stock split as one potential means to achieve compliance.



The following is provided as further information for Catuity's shareholders regarding additional Nasdaq Marketplace Rules that provide for regaining compliance with the $1.00 minimum bid price requirement for continued inclusion.

The Marketplace Rules also provide that, if Catuity has not been deemed in compliance prior to the expiration of the (first) 180 day compliance period, it shall be afforded an additional 180 day compliance period, provided, that on the 180th day of the first compliance period, it demonstrates that it meets the criteria for initial inclusion set forth in Rule 4310(c) (except for the bid price requirement set forth in Rule 4310(c)(4)) based on its most recent public filings and market information. If Catuity has publicly announced information (e.g., in an earnings release) indicating that it no longer satisfies the applicable initial inclusion criteria, it shall not be eligible for the additional compliance period.

The Marketplace Rules further provide that, if on the 180th day of the second compliance period, Catuity has not been deemed in compliance during such compliance period but it satisfies the criteria for initial inclusion set forth in Rule 4310(c) (except for the bid price requirement set forth in Rule 4310(c)(4)), it shall be provided with an additional compliance period up to its next shareholder meeting scheduled to occur no later than two years from the original notification of the bid price deficiency, provided it commits to seek shareholder approval at that meeting for a reverse stock split to address the bid price deficiency. If Catuity fails to timely propose, or obtain approval for, or promptly execute the reverse stock split, Nasdaq shall immediately institute delisting proceedings upon such failure. Compliance can be achieved during any compliance period by meeting the applicable standard for a minimum of 10 consecutive business days.

Nasdaq may, in its discretion, require Catuity to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and, (iv) the trend of the stock price (is it up or down).



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CATUITY INC.
                                             (Registrant)


                                   By   /s/ John H. Lowry
                                     ------------------------------------------
                                            John H. Lowry
                                            Senior Vice President,
                                            Chief Financial Officer & Secretary



Date:  May 11, 2004


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